                                                                   EXHIBIT 10.51

                          MASTER DEVELOPMENT AGREEMENT

     This Master Development Agreement (the "AGREEMENT") is made and entered into as of October 28, 2004 (the "EFFECTIVE DATE") by and between Solexa Limited, a company registered in England and Wales having its principal place of business at Chesterford Research Park, Little Chesterford, NF Saffran Walden, Essex, Great Britain CB10 1XL (the "COMPANY"), and Lynx Therapeutics, Inc., a Delaware corporation having its principal place of business at 25861 Industrial Boulevard, Hayward, California 94545 ( "LYNX"). The Company and Lynx desire to enter into this Agreement to set forth the terms and conditions pursuant to which Lynx will provide certain product design and development to the Company. In consideration of the mutual promises and obligations contained herein, the parties agree as follows:

1.   DEFINITIONS

     As used in this Agreement, the following terms have the following meanings:

     "COMPANY BACKGROUND INTELLECTUAL PROPERTY" means all Intellectual Property Rights and Inventions owned or controlled by the Company as of the Effective Date of this Agreement, or developed, conceived of or reduced to practice by the Company other than in connection with a Statement of Work.

     "LYNX BACKGROUND INTELLECTUAL PROPERTY" means all Intellectual Property Rights and Inventions owned or controlled by Lynx as of the Effective Date of this Agreement, or developed, conceived of or reduced to practice by Lynx other than in connection with a Statement of Work.

     "DELIVERABLES" means (a) any products, product designs, hardware, software (in source code or object code form), materials and other information developed or provided by Lynx to the Company in connection with a Statement of Work.

     "FTE" means a full-time equivalent employee (i.e., one fully-committed or multiple partially-committed employees aggregating to one full-time employee) employed by Lynx and assigned to perform specified work, with such commitment of time and effort to constitute the work of one full-time employee.

     "INTELLECTUAL PROPERTY RIGHTS" means all (i) rights in patents, utility models and the like, (ii) copyrights, moral rights and other rights in works of authorship, (iii) mask work rights, (iv) trade secret rights, (v) trademark, service mark, trade names and trade dress rights, (vi) other intellectual property rights, current or future, under the laws of any jurisdiction, in each case together with all applications therefor and registrations thereof.

     "INVENTION" means any procedure, process, idea, design, concept, technique, invention, discovery, work of authorship, modification, improvement or derivative work.

     "PROJECT INTELLECTUAL PROPERTY" means any Intellectual Property Rights or Inventions that are conceived, developed, authored or reduced to practice by either the Company or Lynx (or their respective affiliates), or jointly by any of them, in connection with any Statement of Work.

     "STATEMENT OF WORK" means the Specifications, Deliverables and terms and conditions agreed to in writing by the parties with respect to development projects undertaken by Lynx hereunder, each of which will be attached separately as Appendix A hereof.

     "SPECIFICATIONS" means the specifications for any Deliverable as set forth in the applicable Statement of Work.

2.   MASTER AGREEMENT; SERVICES.


     Lynx shall provide to the Company certain development services in connection with development and commercialization of the Company's products, as set forth in one or more statements of work (each, a "STATEMENT OF WORK") agreed to in writing by the parties and attached hereto. In the event of any actual conflict between the terms and conditions in any Statement of Work and this Agreement, this Agreement shall control, except to the extent the Statement of Work expressly references this Agreement and provides that the Statement of Work controls. No Statement of Work or material change to any existing Statement of Work will be binding on the parties unless signed by both parties.

3.   INTELLECTUAL AND PHYSICAL PROPERTY RIGHTS

     3.1 Ownership; License to Deliverables. As between the parties, Lynx will retain all right, title and interest in and to the Lynx Background Intellectual Property. As between the parties, the Company will retain all right, title and interest in and to the Company Background Intellectual Property. Subject to the foregoing, as between the parties, the Company shall own all right, title and interest in and to any Project Intellectual Property. To the extent that any Deliverable incorporates any Lynx Background Intellectual Property or any third party Intellectual Property Rights ("LICENSED IP"), Lynx shall acquire, and hereby grants to the Company, a nonexclusive, worldwide, royalty-free license under the Licensed IP to use, reproduce, modify and create derivative works and modify the Deliverables, solely for the Company's internal research and development efforts. Lynx agrees to negotiate, on commercially reasonable terms and conditions, a commercial license to the Licensed IP upon the Company's written request during or after the term of this Agreement.

     3.2 Further Assurances. Lynx will assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's ownership rights in the Project Intellectual Property. If the Company, after reasonable efforts, is unable to secure Lynx's signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations or other applications or registrations for Project Intellectual Property, then Lynx hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as its agent and attorney in fact, to act for and in its behalf and stead to execute and file any such applications and registrations and to do all other lawfully permitted acts to further the prosecution of such applications and registrations and the issuance of patent or copyright registrations thereon with the same legal force and effect as if executed by Lynx.

     3.3 Physical Property. The Company shall own all right, title and interest in and to (a) the Deliverables (subject to Lynx' rights in Section 3.1 above),
(b) the Purchased Materials (as defined in Section 4.2 below), and (c) to any prototypes or designs (at any stage of development) produced pursuant to this Agreement or a Statement of Work (all of the foregoing, the "PHYSICAL PROPERTY"). Lynx agrees to assist the Company in filing a UCC-1 or any other documents to perfect the Company's rights in the Physical Property.

4.   CONSIDERATION.

     4.1 Development Fees. During the term of this Agreement, Lynx will dedicate the number of FTEs set forth in a Statement of Work to perform its obligations thereunder. The Company will reimburse Lynx for such FTEs at a rate of $4,000 per week per FTE for the documented time spent by such FTEs in connection with a Statement of Work ("DEVELOPMENT FEES"), as provided in Section
4.3 below.

     4.2 Expenses. The Company will reimburse Lynx at cost for its documented out-of-pocket expenses incurred in connection with the performance of services pursuant to this Agreement ("EXPENSES") including the documented out-of-pocket cost of purchased materials and equipment (for example, parts purchased for prototypes), printed circuit boards and designs, and any other outside services (together, the "PURCHASED MATERIALS"). Any Expenses in excess of $1,000 will require the prior written approval of the Company.

     4.3 Invoices; Maximum Fees and Expenses. Lynx will invoice the Company periodically for time spent and Expenses incurred. All invoices will include reasonable supporting documentation. Invoices will be due and payable upon receipt. Notwithstanding any other provision in this Agreement or in a Statement of Work, in no event will the Company's total liability for Development and Expenses, in the aggregate, exceed $500,000 during the Term of this Agreement, except as otherwise agreed in a written amendment hereto.

5.   REPRESENTATIONS; WARRANTIES

     5.1 By the Company. The Company represents and warrants (a) it has the right, power and authority to enter into this Agreement and to grant the rights and licenses contemplated by this Agreement, without the need for any consents, approvals or immunities not yet obtained and without any conflict with, breach of or default under its articles of incorporation, bylaws, other charter documents or any contract or obligation to which it is a party or by which it is bound, and (b) it will comply with all applicable laws, rules and regulations in the performance of its obligations hereunder.

     5.2 By Lynx. Lynx represents and warrants that (a) all Deliverables (including any Lynx Background Intellectual Property contained or embodied therein) have been or will be created by employees or contractors of Lynx during the course of their employment or consulting activities, and who have executed valid and enforceable written agreements assigning to Lynx all right, title and interest (including all Intellectual Property Rights) in and to any such inventions or works of authorship, (b) no software in any Deliverable contains any virus, trojan horse, worm, malicious code or feature that allows it to be accessed, modified or disabled by unauthorized persons, (c) it will comply with all applicable laws, rules and regulations in the performance of its obligations hereunder, (d) all work performed by employees and contractors of Lynx will be performed in a professional and workmanlike manner , and (e) it has the right, power and authority to enter into this Agreement and to grant the rights and licenses contemplated by this Agreement, without the need for any consents, approvals or immunities not yet obtained and without any conflict with, breach of or default under its articles of incorporation, bylaws, other charter documents or any contract or obligation to which it is a party or by which it is bound.

6.   INDEMNIFICATION.

     6.1 By Lynx. Lynx will defend, indemnify, and hold the Company and its officers, directors and employees harmless from all liabilities, damages, losses and expenses (including without limitation reasonable attorney's fees and court costs) incurred by any of them in connection with any breach or alleged breach by Lynx of any of its representations or warranties in Section 5 of this Agreement.

     6.2 By Company. Company will defend, indemnify and hold Lynx and its officers, directors and employees harmless from all liabilities, damages, losses and expenses (including without limitation reasonable attorney's fees and court costs) incurred by any of them in connection with (a) any breach or alleged breach by Company of any of its representations or warranties in Section 5 of this Agreement.

     6.3 Indemnification Procedures. Each party's indemnification obligations under this Section 6 are subject to the following requirements: (a) the indemnified party will provide the indemnifying party with prompt written notice of any claim; (b) the indemnified party will permit the indemnifying party to assume and control the defense of any action; (c) the indemnified party will not enter into any settlement or compromise of any claim or action without the indemnifying party's prior written consent; and (d) the indemnified party may, at its own expense, participate in its defense of any claim or action.

7.   TERM AND TERMINATION

     7.1 Term. The term of this Agreement will commence on the Effective Date and unless earlier terminated pursuant to Section 7.2 below or extended in a writing signed by both parties, will continue in effect until the earlier of (a) the closing of the contemplated merger between the Company and a wholly-owned subsidiary of Lynx, or (b) December 31, 2004 (the "TERM").

     7.2 Termination. Either party may, at its option, terminate this Agreement or any Statement of Work at any time, with or without cause, upon 10 days' prior written notice to the other party. Termination of this Agreement shall terminate all existing Statement of Works. No payments shall be owed by the Company to Lynx for services rendered under any validly executed and in-progress Statement of Work after the date of termination of the applicable Statement of Work or of this Agreement. In the event of termination of this Agreement or a Statement of

Work, the Company will be liable for, and will reimburse Lynx for, all non-cancelable Expenses and all FTE fees for services rendered up to the date of termination upon receipt of a final invoice from Lynx. Upon payment of any amounts owing by the Company hereunder, Lynx will promptly: (a) furnish to the Company, in addition to any other report or Deliverable due prior to the date of termination or expiration, a brief report summarizing the status of the services rendered under any in-progress Statement of Work; and (b) furnish to the Company any Deliverables, regardless of completion, under each Statement of Work in-progress.

     7.3 Survival of Certain Terms. The provisions of Sections 3 and 5 through 10, together with any accrued but unpaid payment obligations shall survive any termination or expiration of this Agreement. Upon any termination of this Agreement, Lynx shall provide the Company with a final invoice with supporting documentation for services provided through the date of termination, which Company shall pay as provided herein. All other rights and obligations of the parties cease upon termination of the Agreement.

8.   CONFIDENTIALITY

     8.1 Confidential Information. The term "CONFIDENTIAL INFORMATION" means any non-public information which is disclosed by one party (the "DISCLOSING PARTY") to the other (the "RECEIVING PARTY"), whether in written or oral form, including without limitation software source code, trade secrets, engineering know how, product research, product design, product operation, product plans, product costs, product prices, or product names.

     8.2 Nondisclosure of Confidential Information. Each party agrees that during the term of this Agreement and for a period of five (5) years thereafter, it will treat as confidential all Confidential Information of the other party and will not use such Confidential Information except as expressly set forth herein. Without limiting the foregoing, each party will use at least the same procedures and degree of care that it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information disclosed to it by the other party under this Agreement, but in no event less than reasonable care.

     8.3 Exceptions. The foregoing restrictions will not apply to information that is (a) approved for release or disclosure by a Receiving Party to any third party by prior express written consent of a Disclosing Party, (b) already known to a Receiving Party, without obligation to keep it confidential, at the time of its receipt from a Disclosing Party, (c) received by a Receiving Party in good faith from a third party lawfully in possession thereof and having no similar obligation to keep such information confidential, (d) publicly known to a Receiving Party at or after the time of its receipt by a Receiving Party from a Disclosing Party through no fault of such Receiving Party, (e) furnished to a third party by a Disclosing Party without a similar restriction, (f) independently developed by a Receiving Party without use of the Disclosing Party's Confidential Information, or (g) disclosed pursuant to the requirement of a governmental agency or as required by operation of law.

9.   LIMITATION OF LIABILITY

     IN NO EVENT WILL EITHER PARTY BE LIABLE FOR (A) ANY LOSS OF PROFITS, LOSS OR INTERRUPTION OF BUSINESS, INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES OF ANY KIND, ARISING UNDER THIS AGREEMENT OR IN CONNECTION WITH THE PERFORMANCE HEREOF OR (B) AMOUNTS IN EXCESS OF THE AGGREGATE AMOUNT PAID OR PAYABLE UNDER THIS AGREEMENT OR FOR BREACH OF THIS AGREEMENT WHETHER IN CONTRACT OR TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR ANY OTHER LEGAL THEORY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

10. MISCELLANEOUS. The parties are independent contractors, and nothing in this Agreement is intended to create any agency, partnership or joint venture relationship between them. This Agreement is governed and interpreted in accordance with the laws of the State of California without reference to conflicts of laws principles. Neither party may assign this Agreement, or any of its rights or obligations hereunder, by operation of law or otherwise, without the other party's prior written consent. Any purported assignment by either party other than as provided in this Section 10 will be null and void. No failure by either party to enforce any of its rights under this Agreement will act as a waiver of such rights. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and merges all prior negotiations and drafts of the parties with regard thereto, and supersedes any and all other written or oral agreements existing between the parties hereto regarding the subject matter of this Agreement. This Agreement may not be modified without the prior written consent of both parties.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.


SOLEXA LIMITED                      LYNX THERAPEUTICS, INC.



By: /s/ John West                   By:/s/ Kevin P. Corcoran
    -----------------------------      -----------------------------------------

Name: John West                     Name: Kevin P. Corcoran
      ---------------------------         ------------------------------------

Title: Chief Executive Officer      Title: President and Chief Executive Officer
       --------------------------          -------------------------------------













                 SIGNATURE PAGE TO MASTER DEVELOPMENT AGREEMENT

                                  APPENDIX A-1

                                STATEMENT OF WORK

     This Statement of Work dated October 28, 2004 governs the partial development of a biochemistry and associated instrumentation and software to the specifications of Solexa Limited. It will be attached to and made part of the Master Development Agreement dated October 28, 2004, between Solexa Limited, a company registered in England and Wales (the "COMPANY") , and Lynx Therapeutics, Inc., a Delaware corporation ("LYNX").

     LYNX BACKGROUND TECHNOLOGY:

     Lynx has developed a short-read DNA sequencing biochemistry called MPSS, and implemented it on a bead-based format. It has also designed and manufactured a set of Generation III ("Gen III") instruments to implement bead-based MPSS. These instruments are used in Lynx's service laboratory for commercial analysis of customer samples. The Gen III instruments use a white-light epifluorescence optical configuration and are supported by software for data capture and analysis.

     Lynx has begun the design of a Gen IV instrument to implement its MPSS biochemistry on DNA clusters. The Gen IV is a largely new design (both hardware and software), but incorporates elements of the Gen III instruments. Also based on a white-light epifluorescence optical configuration, the Gen IV instrument designs have not, in large part, yet been prototyped. Lynx has sought to develop the biochemistry of clusters on commercially available biochemical surfaces.

     SOLEXA BACKGROUND TECHNOLOGY:

     Solexa has developed a short-read DNA sequencing biochemistry called SBS and intends to implement it commercially on DNA clusters. Solexa has prototyped an optical system based on total internal reflection fluorescence (TIRF). It has also developed a proprietary surface chemistry to be used with SBS and clusters.

     DESCRIPTION OF DEVELOPMENT SERVICES:

     Solexa is contracting Lynx to modify its Gen IV designs to work with Solexa's SBS chemistry, with Solexa's TIRF optical approach, and with Solexa's surface chemistry. As these design changes are done, Lynx will proceed with prototyping the designs, testing and debugging them, with the eventual goal of completing the development of manufacturable commercial products. This will require both engineering and biochemical development work. As a part of this work, Lynx will modify a number of its Gen III instruments to support preliminary experiments with clusters. Except with respect to Purchased Materials, if any, used in modifying such Gen III instruments, the modified Gen III instruments will not be Physical Property under this Agreement.

     SPECIFICATIONS:

     The funding under this statement of work is insufficient to complete the development project described above. This funding is to enable the work to commence, with the understanding that successful progress at this funding level may lead to further funding or other arrangements in the future to continue the work begun here.

     This work at Lynx is to be closely collaborative with work being done by employees of Solexa. Detailed guidance of the work is to be provided by the technical leads of the two companies: Dr. Tony Smith (Solexa) and Dr. Mary Schramke (Lynx), or alternates as might be designated if necessary in the future.

     Funding authorized under this Statement of Work is as follows :

     1. 100 person-week FTE's at $4,000 / person week for a maximum of $400,000.

     2. $ 80,000 in purchased parts and outside services (e.g. for printed circuit board layout) at Lynx cost.

     3. $20,000 to cover travel and other out of pocket expenses required to meet at Solexa's offices in the UK.

     Total not to exceed $ 500,000.

     SIGNATURES:




SOLEXA LIMITED                      LYNX THERAPEUTICS, INC.



By: /s/ John West                   By:/s/ Kevin P. Corcoran
    -----------------------------      -----------------------------------------

Name: John West                     Name: Kevin P. Corcoran
      ---------------------------         ------------------------------------

Title: Chief Executive Officer      Title: President and Chief Executive Officer
       --------------------------          -------------------------------------